Exhibit 99.1

NEWS RELEASE

Media Contact:	Amber Albrecht
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contact:	Patrick Billings
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY’S 2018 EARNINGS RISE ON STRONG OPERATING RESULTS

•	Company Advances Strategy to Align Asset Portfolio with North American Focus

•	Common Dividend Raised for 9th Consecutive Year

SAN DIEGO, Feb. 26, 2019 - Sempra Energy (NYSE: SRE) today reported its 2018 full-year earnings increased to $924 million, or $3.42 per diluted share, from $256 million, or $1.01 per diluted share, in 2017. On an adjusted basis, the company’s 2018 earnings were $1.5 billion, or $5.57 per diluted share, up from $1.37 billion, or $5.42 per diluted share, in 2017.
“Our strong 2018 operational and financial results confirm that we’re on track to fulfill our mission to become North America’s premier energy infrastructure company,” said Jeffrey W. Martin, chairman and CEO of Sempra Energy. “Over the past year, we made significant strides in all aspects of our business. We expanded our Texas regulated utility platform with the acquisition of our majority interest in Oncor. Also, we delivered outstanding safety, reliability and customer service at our California utilities, while advancing our role in North America’s liquefied natural gas (LNG) export market. Moreover, we executed our strategy to realign our portfolio to support our core mission. These results are a testament to our team’s ability to deliver value to our owners.”
In the fourth quarter 2018, Sempra Energy reported earnings of $864 million, or $3.03 per diluted share, compared with a loss of $501 million, or $1.99 per diluted share, in 2017. Sempra Energy's adjusted earnings in the fourth quarter 2018 increased to $431 million, or $1.56 per diluted share, from $389 million, or $1.54 per diluted share in 2017.
These financial results reflect certain significant items, as described on an after-tax basis in the following table of GAAP earnings reconciled to adjusted earnings for the fourth quarter and full year 2018 and 2017.

	Three months ended			Years ended
	December 31,			December 31,
(Dollars, except earnings per share, and shares, in millions)	2018		2017	2018	2017

	(Unaudited)

GAAP Earnings (Losses)(1)	$864		$(501)	$924	$256

Gain on Sale of Certain Sempra Renewables Assets	(367)		—	(367)	—

Impairment of Investment in RBS Sempra Commodities	—		—	65	—

(Adjustment)/Impairment of Non-Utility U.S. Natural Gas Storage Assets	(126)		—	629	—

Impairment of U.S. Wind Equity Method Investments	—		—	145	—

Impacts Associated with Aliso Canyon Litigation	—		20	22	20

Impact from the Tax Cuts and Jobs Act of 2017	60		870	85	870

Write-Off of Wildfire Regulatory Asset	—		—	—	208

Adjustments Related to Termoeléctrica de Mexicali (TdM) Held for Sale	—		—	—	42

Recoveries Related to Permanent Releases of Pipeline Capacity	—		—	—	(28)

Adjusted Earnings(1)	$431		$389	$1,503	$1,368

GAAP Diluted Weighted-Average Shares Outstanding	296		252	270	252
GAAP Earnings (Losses) per Diluted Share(1)	$3.03	(2)	$(1.99)	$3.42	$1.01

Adjusted Diluted Weighted-Average Shares Outstanding(1)	276		253	270	252
Adjusted Earnings per Diluted Share(1)	$1.56		$1.54	$5.57	$5.42

1)
Attributable to common shares. Sempra Energy adjusted earnings and adjusted earnings per share are non-GAAP financial measures. See Table A for information regarding non-GAAP financial measures and descriptions of adjustments above.

2)
Due to the dilutive effect of the mandatory convertible preferred stock for GAAP earnings, the numerator used to calculate GAAP earnings per share includes an add-back of $36 million of mandatory preferred stock dividends declared in the quarter.

Last week, Sempra Energy's board of directors approved an approximate 8-percent increase in the company's dividend to $3.87 per common share from $3.58 per common share, on an annualized basis. This marks the ninth consecutive year that the company has raised its common dividend.

OPERATING HIGHLIGHTS
In 2018, Sempra Energy achieved several significant milestones in advancing its mission to become North America’s premier energy infrastructure company.
Earlier this month, Sempra Energy announced an agreement to complete the divestiture of its U.S. renewables business by selling its remaining wind operating and development assets. When complete, the sales of the company’s U.S. solar, wind and non-utility natural gas storage assets are expected to generate approximately $2.5 billion in cash proceeds for Sempra Energy. The proceeds will be used to support Sempra Energy’s focus on North America and strengthen its balance sheet.
Additionally, in January, Sempra Energy announced that it would sell its equity interests in its South American businesses, including Luz del Sur S.A.A. in Peru and Chilquinta Energía S.A. in Chile. While Luz del Sur and Chilquinta Energía have made significant contributions to Sempra Energy over the past two decades and offer exciting future growth opportunities, the planned sale supports Sempra Energy’s refocusing of capital investments in North America. Sempra Energy will launch the formal sale process in March.
Sempra Energy also announced several LNG agreements with commercial parties in the fourth quarter 2018 with respect to the company's LNG facilities in development: Port Arthur LNG in Jefferson County, Texas; Cameron LNG Phase 2 in Hackberry, La.; and Energía Costa Azul LNG Phases 1 and 2 in Mexico. The agreements support Sempra Energy’s goal to become one of the largest U.S. exporters of LNG, targeting the export of 45 million tons per annum to global markets.
In November 2018, Cameron LNG initiated the commissioning process for the first of three liquefaction trains of Phase 1 of the project. Sempra Energy expects Cameron LNG to begin generating earnings in mid-2019.
Last month, Sempra Energy was added to the Dow Jones Utility Average, a 15-stock, price-weighted index measuring the performance of some of the largest U.S. companies within the utilities sector. Stocks are selected for the index based on reputation, demonstration of sustained financial growth and interest to a large number of investors.
Additionally, in 2018, the Wall Street Journal ranked Sempra Energy as the top company in the utility sector in the Journal’s first “Management Top 250” list.

2019 EARNINGS GUIDANCE
Sempra Energy today affirmed its 2019 adjusted earnings-per-share guidance range of $5.70 to $6.30.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures for Sempra Energy include fourth-quarter and full-year 2018 and 2017 adjusted earnings and adjusted earnings per share and 2019 adjusted earnings-per-share guidance. Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the fourth-quarter 2018 financial tables.
INTERNET BROADCAST
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 2787825.
Sempra Energy’s mission is to become North America’s premier energy infrastructure company. With 2018 revenues of more than $11.5 billion, the San Diego-based company is the utility holding company with the largest U.S. customer base. The Sempra Energy companies’ more than 20,000 employees are focused on delivering energy with purpose to approximately 40 million consumers worldwide. Sempra Energy has been consistently recognized for its leadership in diversity and inclusion, social responsibility and investment value.
###
This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or when we discuss  our guidance, strategy, plans, goals, vision, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: the greater degree and prevalence of wildfires in California in recent years and the risk that we may be found liable for damages regardless of fault, such as where inverse condemnation applies, and risk that we may not be able to recover any such costs in rates from customers in California; actions and the timing of actions, including decisions, new regulations and issuances of authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, Public Utility Commission of Texas, states, cities and counties, and other regulatory and governmental bodies in the U.S. and other countries in which we operate; actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; the success of business development efforts, construction projects, major acquisitions, divestitures and internal structural changes, including risks in (i) obtaining or maintaining authorizations; (ii) completing construction projects on schedule and budget; (iii) obtaining the consent of partners; (iv) counterparties’ ability to fulfill contractual commitments; (v) winning competitively bid infrastructure projects; (vi) disruption caused by the announcement of contemplated acquisitions and/or divestitures or internal structural changes; (vii) the ability to complete contemplated acquisitions and/or divestitures; and (viii) the ability to realize anticipated benefits from any of these efforts once completed; the resolution of civil and criminal litigation and regulatory investigations and proceedings; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements; delays in, or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability; and moves to reduce or eliminate reliance on natural gas; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; risks posed by actions of third parties who control the operations of our investments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; actions of activist shareholders, which could impact the market price of our securities and disrupt our operations as a result of, among other things, requiring significant time by management and our board of directors; changes in capital markets, energy markets and economic conditions, including the availability of credit; and volatility in currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; the impact of recent federal tax reform and our ability to mitigate adverse impacts; changes in foreign and domestic trade policies and laws, including border tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; expropriation of assets by foreign governments and title and other property disputes; the impact at San Diego Gas & Electric (SDG&E) on competitive customer rates and reliability of electric transmission and distribution systems due to the growth in distributed and local power generation and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory capital requirements and other regulatory and governance commitments, including the determination by a majority of Oncor’s independent directors or a minority member director to retain such amounts to meet future requirements; and other uncertainties, some of which may be difficult to predict and are beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor Electric Delivery Company LLC (Oncor) and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor and IEnova are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Years ended December 31,
(Dollars in millions, except per share amounts; shares in thousands)	2018	2017(1)	2018	2017(1)
	(unaudited)
REVENUES
Utilities	$2,798	$2,604	$10,046	$9,776
Energy-related businesses	423	360	1,641	1,431
Total revenues	3,221	2,964	11,687	11,207

EXPENSES AND OTHER INCOME
Utilities:
Cost of electric fuel and purchased power	(545)	(551)	(2,323)	(2,281)
Cost of natural gas	(426)	(287)	(1,208)	(1,190)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(98)	(113)	(355)	(339)
Other cost of sales	(24)	(19)	(78)	(24)
Operation and maintenance	(916)	(868)	(3,309)	(3,096)
Depreciation and amortization	(391)	(384)	(1,549)	(1,490)
Franchise fees and other taxes	(120)	(111)	(472)	(436)
Write-off of wildfire regulatory asset	—	—	—	(351)
Impairment losses	182	—	(1,122)	(72)
Gain on sale of assets	514	1	524	3
Other (expense) income, net	(124)	(89)	72	233
Interest income	28	20	104	46
Interest expense	(240)	(166)	(925)	(659)
Income before income taxes and equity earnings of unconsolidated entities	1,061	397	1,046	1,551
Income tax expense	(223)	(898)	(96)	(1,276)
Equity earnings	126	50	176	76
Net income (loss)	964	(451)	1,126	351
Earnings attributable to noncontrolling interests	(64)	(50)	(76)	(94)
Mandatory convertible preferred stock dividends	(36)	—	(125)	—
Preferred dividends of subsidiary	—	—	(1)	(1)
Earnings (losses) attributable to common shares	$864	$(501)	$924	$256

BASIC EARNINGS PER COMMON SHARE
Numerator:
Earnings (losses) attributable to common shares	$864	$(501)	$924	$256
Denominator:
Weighted-average shares outstanding, basic	274,331	251,902	268,072	251,545

Basic earnings (losses) per common share	$3.15	$(1.99)	$3.45	$1.02

DILUTED EARNINGS PER COMMON SHARE
Numerator:
Earnings (losses) attributable to common shares	$864	$(501)	$924	$256
Add back dividends for dilutive mandatory convertible preferred stock	36	N/A	N/A	N/A
Total	$900	$(501)	$924	$256
Denominator:
Weighted-average shares outstanding, basic	274,331	251,902	268,072	251,545
Dilutive effect of stock options, RSAs and RSUs	905	—	919	755
Dilutive effect of common shares sold forward	994	—	861	—
Dilutive effect of mandatory convertible preferred stock	20,199	—	—	—
Weighted-average shares outstanding, diluted(2)	296,429	251,902	269,852	252,300

Diluted earnings (losses) per common share(2)	$3.03	$(1.99)	$3.42	$1.01

(1)	As adjusted for the retrospective adoption of Accounting Standards Update (ASU) 2017-07 and a reclassification to conform to current year presentation.

(2)
For the three months ended December 31, 2017, the total weighted-average potentially dilutive securities was 823 shares. However, these securities were not included in the computation of GAAP EPS since to do so would have decreased the loss per share.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (LOSSES) (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Common Share (Adjusted EPS) exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2018 and 2017 as follows:
Three months ended December 31, 2018:

▪	$367 million gain on the sale of certain Sempra Renewables assets

▪	$126 million reduction in the impairment of certain non-utility natural gas storage assets in the southeast U.S. at Sempra LNG & Midstream

▪	$(60) million income tax expense in 2018 to adjust the Tax Cuts and Jobs Act of 2017 (TCJA) provisional amounts recorded in 2017

Three months ended December 31, 2017:

▪	$(870) million income tax expense from the impact of the TCJA

▪	$(20) million associated with Aliso Canyon litigation reserves at Southern California Gas Company (SoCalGas)

Year ended December 31, 2018:

▪	$367 million gain on the sale of certain Sempra Renewables assets

▪	$(65) million impairment of RBS Sempra Commodities LLP (RBS Sempra Commodities) equity method investment at Parent and Other

▪	$(629) million impairment of certain non-utility natural gas storage assets at Sempra LNG & Midstream

▪	$(145) million other-than-temporary impairment of certain U.S. wind equity method investments at Sempra Renewables

▪	$(22) million impacts associated with Aliso Canyon natural gas storage facility litigation at SoCalGas

▪	$(85) million income tax expense in 2018 to adjust the TCJA provisional amounts recorded in 2017

Year ended December 31, 2017:

▪	$(870) million income tax expense from the impact of the TCJA

▪	$(208) million write-off of wildfire regulatory asset at San Diego Gas & Electric Company (SDG&E)

▪	$(47) million impairment of Termoeléctrica de Mexicali (TdM) assets that were held for sale until June 2018 at Sempra Mexico

▪	$(20) million associated with Aliso Canyon litigation reserves at SoCalGas

▪	$5 million deferred income tax benefit on the TdM assets that were held for sale

▪	$28 million of recoveries related to 2016 permanent releases of pipeline capacity at Sempra LNG & Midstream

Sempra Energy Adjusted Earnings, Weighted-Average Shares Outstanding – Adjusted and Adjusted EPS are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of Sempra Energy’s business operations from 2018 to 2017 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy GAAP Earnings (Losses), Weighted-Average Shares Outstanding – GAAP and GAAP Diluted Earnings (Losses) Per Common Share (GAAP EPS), which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

SEMPRA ENERGY
Table A (Continued)

	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings		Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	(Losses) earnings
(Dollars in millions, except per share amounts; shares in thousands)	Three months ended December 31, 2018					Three months ended December 31, 2017
Sempra Energy GAAP Earnings (Losses)				$864					$(501)
Excluded items:
Gain on sale of certain Sempra Renewables assets	$(513)	$146	$—	(367)		$—	$—	$—	—
Reduction of impairment of non-utility natural gas storage assets	(183)	47	10	(126)		—	—	—	—
Impact from the TCJA	—	60	—	60		—	870	—	870
Aliso Canyon litigation reserves	—	—	—	—		20	—	—	20
Sempra Energy Adjusted Earnings				$431					$389

Diluted earnings (losses) per common share(2):
Sempra Energy GAAP Earnings (Losses)				$900	(3)				$(501)
Weighted-average shares outstanding, diluted – GAAP				296,429					251,902
Sempra Energy GAAP EPS				$3.03	(3)				$(1.99)

Sempra Energy Adjusted Earnings				$431					$389
Weighted-average shares outstanding, diluted – Adjusted				276,230	(4)				252,725	(5)
Sempra Energy Adjusted EPS				$1.56	(4)				$1.54	(5)

	Year ended December 31, 2018					Year ended December 31, 2017
Sempra Energy GAAP Earnings				$924					$256
Excluded items:
Gain on sale of certain Sempra Renewables assets	$(513)	$146	$—	(367)		$—	$—	$—	—
Impairment of investment in RBS Sempra Commodities	65	—	—	65		—	—	—	—
Impairment of non-utility natural gas storage assets	1,117	(452)	(36)	629		—	—	—	—
Impairment of U.S. wind equity method investments	200	(55)	—	145		—	—	—	—
Impacts associated with Aliso Canyon litigation	1	21	—	22		—	—	—	—
Impact from the TCJA	—	85	—	85		—	870	—	870
Write-off of wildfire regulatory asset	—	—	—	—		351	(143)	—	208
Impairment of TdM assets held for sale	—	—	—	—		71	—	(24)	47
Aliso Canyon litigation reserves	—	—	—	—		20	—	—	20
Deferred income tax benefit associated with TdM	—	—	—	—		—	(8)	3	(5)
Recoveries related to 2016 permanent release of pipeline capacity	—	—	—	—		(47)	19	—	(28)
Sempra Energy Adjusted Earnings				$1,503					$1,368

Diluted earnings per common share:
Sempra Energy GAAP EPS				$3.42					$1.01
Sempra Energy Adjusted EPS				$5.57					$5.42
Weighted-average shares outstanding, diluted				269,852					252,300

(1)
Except for adjustments that are solely income tax and tax related to outside basis differences, income taxes were primarily calculated based on applicable statutory tax rates. Income taxes associated with TdM were calculated based on the applicable statutory tax rate, including translation from historic to current exchange rates. An income tax benefit of $12 million associated with the 2017 TdM impairment has been fully reserved.

(2)	For the three months ended December 31, 2018, the assumed conversion of the mandatory convertible preferred stock is dilutive for GAAP earnings, but antidilutive for the lower adjusted earnings.
(3)
Due to the dilutive effect of the mandatory convertible preferred stock, the numerator used to calculate GAAP EPS includes an add-back of $36 million of mandatory convertible preferred stock dividends declared in that quarter.

(4)	Due to the antidilutive effect of the mandatory convertible preferred stock, the denominator used to calculate Adjusted EPS excludes 20,199 shares of mandatory convertible preferred stock.
(5)
The denominator used to calculate Adjusted EPS includes 823 shares of potentially dilutive securities, which were excluded from GAAP EPS because to include them would have decreased the loss per share.

SEMPRA ENERGY
Table A (Continued)
SEMPRA ENERGY 2019 ADJUSTED EPS GUIDANCE RANGE (Unaudited)
Sempra Energy 2019 Adjusted EPS Guidance Range of $5.70 to $6.30 excludes:

▪
an approximate $35 million after-tax(1) (approximately $50 million pretax) gain, plus working capital and other customary adjustments, related to our agreement to sell the remaining U.S. renewables assets and investments to American Electric Power

▪
any potential gain from the planned sale, as well as income tax expense related to an expected change in our indefinite reinvestment assertions, resulting from our decision in January 2019 to hold our South American businesses for sale

Sempra Energy 2019 Adjusted EPS Guidance is a non-GAAP financial measure. Because of the significance and nature of the excluded items, management believes that this non-GAAP measure provides better clarity into the ongoing results of the business and the comparability of such results to prior and future periods. Sempra Energy 2019 Adjusted EPS Guidance should not be considered an alternative to GAAP EPS Guidance. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Because the sale process for the planned divestiture of our South American businesses was only recently initiated in January 2019, the terms and structure of any potential sale transaction or transactions are unknown, including terms that would impact income tax expense resulting from an expected change in our assertion regarding indefinite reinvestment of foreign undistributed earnings, including the timing and amounts of repatriation of such earnings.

(1)	Income taxes were estimated based on statutory tax rates.

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	December 31, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$190	$288
Restricted cash	35	62
Accounts receivable, net	1,850	1,584
Due from unconsolidated affiliates	39	37
Income taxes receivable	68	110
Inventories	296	307
Regulatory assets	138	325
Greenhouse gas allowances	59	299
Assets held for sale	713	127
Other	257	202
Total current assets	3,645	3,341

Other assets:
Restricted cash	21	14
Due from unconsolidated affiliates	688	598
Regulatory assets	1,589	1,517
Nuclear decommissioning trusts	974	1,033
Investment in Oncor Holdings	9,652	—
Other investments	2,337	2,527
Goodwill	2,373	2,397
Other intangible assets	272	596
Dedicated assets in support of certain benefit plans	416	455
Insurance receivable for Aliso Canyon costs	461	418
Deferred income taxes	151	170
Greenhouse gas allowances	289	93
Sundry	974	792
Total other assets	20,197	10,610
Property, plant and equipment, net	36,796	36,503
Total assets	$60,638	$50,454

SEMPRA ENERGY
Table B (Continued)

CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	December 31, 2018	December 31, 2017

Liabilities and Equity
Current liabilities:
Short-term debt	$2,079	$1,540
Accounts payable	1,474	1,523
Due to unconsolidated affiliates	10	7
Dividends and interest payable	499	342
Accrued compensation and benefits	469	439
Regulatory liabilities	105	109
Current portion of long-term debt	1,673	1,427
Reserve for Aliso Canyon costs	160	84
Greenhouse gas obligations	59	299
Liabilities held for sale	25	49
Other	970	816
Total current liabilities	7,523	6,635
Long-term debt	21,611	16,445

Deferred credits and other liabilities:
Due to unconsolidated affiliates	37	35
Pension and other postretirement benefit plan obligations, net of plan assets	1,161	1,148
Deferred income taxes	2,571	2,767
Deferred investment tax credits	24	28
Regulatory liabilities	4,016	3,922
Asset retirement obligations	2,787	2,732
Greenhouse gas obligations	131	—
Deferred credits and other	1,529	1,602
Total deferred credits and other liabilities	12,256	12,234
Equity:
Sempra Energy shareholders’ equity	17,138	12,670
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,090	2,450
Total equity	19,248	15,140
Total liabilities and equity	$60,638	$50,454

SEMPRA ENERGY
Table C

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
(Dollars in millions)	2018	2017

Cash Flows from Operating Activities
Net income	$1,126	$351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,549	1,490
Deferred income taxes and investment tax credits	(182)	1,160
Write-off of wildfire regulatory asset	—	351
Impairment losses	1,122	72
Gain on sale of assets	(524)	(3)
Equity earnings, net	(176)	(76)
Share-based compensation expense	83	82
Fixed-price contracts and other derivatives	(10)	7
Other	315	67
Net change in other working capital components	173	57
Insurance receivable for Aliso Canyon costs	(43)	188
Changes in other noncurrent assets and liabilities, net	14	(121)
Net cash provided by operating activities	3,447	3,625

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(3,784)	(3,949)
Expenditures for investments and acquisitions, net of cash and cash equivalents acquired	(10,376)	(270)
Proceeds from sale of assets, net of cash and restricted cash sold	1,593	17
Distributions from investments	10	26
Purchases of nuclear decommissioning trust assets	(890)	(1,314)
Proceeds from sales by nuclear decommissioning trust assets	890	1,314
Advances to unconsolidated affiliates	(102)	(531)
Repayments of advances to unconsolidated affiliates	71	9
Other	31	(2)
Net cash used in investing activities	(12,557)	(4,700)

Cash Flows from Financing Activities
Common dividends paid	(877)	(755)
Preferred dividends paid	(89)	—
Preferred dividends paid by subsidiary	(1)	(1)
Issuances of mandatory convertible preferred stock, net of $42 in offering costs in 2018	2,258	—
Issuances of common stock, net of $41 in offering costs in 2018	2,272	47
Repurchases of common stock	(21)	(15)
Issuances of debt (maturities greater than 90 days)	9,174	4,509
Payments on debt (maturities greater than 90 days)	(3,510)	(2,800)
Decrease in short-term debt, net	(124)	(36)
Advances from unconsolidated affiliates	—	35
Proceeds from sale of noncontrolling interests, net of $1 and $3 in offering costs, respectively	90	196
Net distributions to noncontrolling interests	(43)	(130)
Settlement of cross-currency swaps	(33)	—
Other	(90)	(43)
Net cash provided by financing activities	9,006	1,007

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	7

Decrease in cash, cash equivalents and restricted cash	(118)	(61)
Cash, cash equivalents and restricted cash, January 1	364	425
Cash, cash equivalents and restricted cash, December 31	$246	$364

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS

	Three months ended December 31,		Years ended December 31,
(Dollars in millions)	2018	2017	2018	2017
	(unaudited)
Earnings (Losses)
San Diego Gas & Electric	$148	$131	$669	$407
Southern California Gas	156	128	400	396
Sempra Texas Utility	88	—	371	—
Sempra South American Utilities	59	52	199	186
Sempra Mexico	76	64	237	169
Sempra Renewables	382	203	328	252
Sempra LNG & Midstream	147	126	(617)	150
Parent and other	(192)	(1,205)	(663)	(1,304)
Total	$864	$(501)	$924	$256

	Three months ended December 31,		Years ended December 31,
(Dollars in millions)	2018	2017	2018	2017
	(unaudited)
Capital Expenditures, Investments and Acquisitions
San Diego Gas & Electric	$348	$433	$1,542	$1,555
Southern California Gas	411	334	1,538	1,367
Sempra Texas Utility	179	—	9,457	—
Sempra South American Utilities	287	106	448	245
Sempra Mexico	148	202	468	467
Sempra Renewables	10	136	56	497
Sempra LNG & Midstream	104	15	306	68
Parent and other	(63)	3	345	20
Capital Expenditures, Investments and Acquisitions	$1,424	$1,229	$14,160	$4,219

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended December 31,		Years ended or at December 31,
UTILITIES	2018	2017	2018	2017

SDG&E and SoCalGas
Gas sales (Bcf)(1)	93	88	337	341
Transportation (Bcf)(1)	134	150	581	638
Total deliveries (Bcf)(1)	227	238	918	979

Total gas customer meters (thousands)			6,885	6,846

SDG&E
Electric sales (millions of kWhs)(1)	3,643	3,845	15,125	15,617
Direct Access and Community Choice Aggregation (millions of kWhs)	947	864	3,628	3,394
Total deliveries (millions of kWhs)(1)	4,590	4,709	18,753	19,011

Total electric customer meters (thousands)			1,459	1,446

Oncor(2)
Total deliveries (millions of kWhs)	29,800	—	107,276	—
Total electric customer meters (thousands)			3,621	—

Ecogas
Natural gas sales (Bcf)	—	7	7	29
Natural gas customer meters (thousands)			123	120

Chilquinta Energía
Electric Sales (Millions of kWhs)	739	735	2,948	2,936
Tolling (Millions of kWhs)	85	27	303	98
Total Deliveries (Millions of kWhs)	824	762	3,251	3,034

Electric customer meters (thousands)			722	704

Luz del Sur
Electric Sales (Millions of kWhs)	1,661	1,678	6,760	6,999
Tolling (Millions of kWhs)	649	539	2,385	1,922
Total Deliveries (Millions of kWhs)	2,310	2,217	9,145	8,921

Electric customer meters (thousands)			1,134	1,102

ENERGY-RELATED BUSINESSES

Power generated and sold (millions of kWhs)
Sempra Mexico(3)	1,404	1,305	5,250	4,337
Sempra Renewables(4)	1,036	1,075	4,799	4,175

(1)	Includes intercompany sales.

(2)
Includes 100 percent of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an 80.25-percent interest through our March 2018 acquisition of our equity method investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings). Total deliveries for the year ended December 31, 2018 only include volumes from the March 9, 2018 acquisition date.

(3)
Includes power generated and sold at the TdM natural gas-fired power plant and the Ventika wind power generation facilities. Also includes 50 percent of total power generated and sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50-percent ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.

(4)
We include 50 percent of total power generated and sold related to U.S. solar and wind projects in which Sempra Energy has a 50-percent ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method. On June 25, 2018, our board of directors approved a plan to sell all U.S. wind and solar assets and investments. For assets and investments sold in December 2018, we include their power generated and sold up to the date of the sale.